UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2009

Echo Metrix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31590	11-3621755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 Jericho Turnpike, Suite 208E, Syosset, New York	11791
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (516) 802-0223

SearchHelp, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 6, 2009, Echo Metrix, Inc. (formerly known as SearchHelp, Inc.) (the “Company”) filed a Certificate of Ownership and Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware pursuant to which the Company’s wholly owned subsidiary was merged into the Company. As a result of the filing of the Certificate of Merger, the Company’s corporate name was changed from SearchHelp, Inc. to Echo Metrix, Inc. The Company has submitted a notification to the Financial Industry Regulatory Authority (FINRA) of the name change and expects to be assigned new symbols for its common stock, Class A Redeemable Warrants, and Class B Redeemable Warrants in connection with the name change in the near future. The Company will make a public announcement through a press release and 8-K when the new symbols are assigned.

ITEM 9.01. Finacial Statements and Exhibits.

(d)

Exhibit No.	Description

3.1	Certificate of Ownership and Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 26 day of May, 2009		Echo Metrix, Inc.

	By: /s/	Erica Zalbert
Erica Zalbert
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Ownership and Merger